23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 0-19341) pertaining to the 2009 Omnibus Incentive Plan of BOK Financial Corporation of our reports dated February 26, 2009, with respect to the consolidated financial statements of BOK Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of BOK Financial Corporation filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP


Tulsa, Oklahoma
April 27, 2009